UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2023

EVO Transportation & Energy Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-54218	37-1615850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2075 West Pinnacle Peak Rd. Suite 130, Phoenix, AZ		85027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877-973-9191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Incentive Plan

On May 30, 2023, the compensation committee (the “Compensation Committee”) of the board of directors of EVO Transportation & Energy Services, Inc. (the “Company”) approved the Annual Incentive Plan of EVO Transportation & Energy Services, Inc. (the “AIP”), to provide the terms of annual bonus opportunities to be granted to the Company’s executive officers and other participating employees. The purposes of the AIP are to provide additional incentives for employees who contribute to the improvement of operating results of the Company and to reward outstanding performance on the part of those individuals whose decisions and actions most significantly affect the growth, profitability and efficient operation of the Company. The AIP focuses on achievement of certain Company performance criteria, as determined by the Compensation Committee at the beginning of each calendar year, and provides that the participants may earn a pre-determined percentage of their respective base salaries for the achievement of specified performance goals.

The Compensation Committee approved the following annual bonus opportunities for 2023 under the AIP: (i) to Michael Bayles, Chief Executive Officer of the Company, 30% to 65% of annual base salary and (ii) to other executive officers, 15% to 50% of annual base salary. The performance metric for 2023 is adjusted EBITDA, and payment of incentive awards under the AIP is dependent upon achievement of defined goals for the performance metric. The Compensation Committee retains the discretion to adjust any award that becomes payable under the AIP.

The foregoing summary description of the AIP does not purport to be complete and is qualified in its entirety by reference to the full text of the AIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Restricted Stock Unit Award Agreements

On May 30, 2023, the Compensation Committee also approved (i) the form of restricted stock unit award agreement for employees (the “Employee RSU Award Agreement”) and (ii) the form of restricted stock unit award agreement for non-employee directors (the “Non-Employee Director RSU Award Agreement” and together with the Employee RSU Award Agreement, the “Award Agreements”), which set forth the terms and conditions for restricted stock unit (“RSU”) awards under the Amended and Restated 2018 Stock Incentive Plan. The RSUs are used to determine the number of shares of common stock of the Company to be issued to participants if such RSUs vest. Each RSU will vest in accordance with the schedule determined at the time of award, subject to the participant’s continued employment or service through the vesting date.

The Compensation Committee approved the following grants of RSUs: (i) to Mr. Bayles, 14,264,934 RSUs, (ii) to Bruce Kalem, 1,426,493 RSUs, (iii) to other executive officers, 998,545 to 2,377,489 RSUs and (iv) to non-employee directors of the Company, 950,996 to 1,188,744 RSUs.

The foregoing summary descriptions of the Award Agreements do not purport to be complete and are qualified in their entirety by reference to the full texts of the Award Agreements, copies of which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1+	Annual Incentive Plan of EVO Transportation & Energy Services, Inc.
10.2+	Form of Restricted Stock Unit Award Agreement (Employees)
10.3+	Form of Restricted Stock Unit Award Agreement (Non-Employee Directors)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2023	By:	/s/ Melinda Wang
	Its:	Executive Vice President, General Counsel and Secretary